UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 29, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) On June 29, 2007, Raymond Christinson resigned as a director of IA Global, Inc. (the “Company”). Mr. Christinson was Chairman of the Compensation Committee and a member of the Audit and Nominations and Governance Committees. Mr. Christinson had no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On June 29, 2007, Hideki Anan was appointed to the Company’s Board of Directors (the “Board”) as a management director. Mr. Anan will serve on the Board until our Annual Meeting of Shareholders in 2008.

Mr. Anan founded Global Hotline, Inc. in 2004 and serves as its Chief Executive Officer. Previously, Mr. Anan was an executive with Hikari-Tsushin Co Ltd. from 1997 to 2004. Hikari-Tsushin was a Japanese alternative telecommunication company. Mr. Anan has extensive sales and marketing experience in the Japanese telecommunication industry.

On June 29, 2007, the Company announced that Meiko Towada was appointed to the Company’s Board as an independent director and is a member of the Audit, Compensation and Merger and Acquisition Committees. Ms. Towada will serve on the Board until our Annual Meeting of Shareholders in 2008.

Meiko Towada founded Esampo.com in 2000 and currently serves as Chief Executive Officer of Esampo.com and Atpark.co.jp. From 1997-1999, Ms. Towada worked at Walt Disney Television International (Asia Pacific) in Hong Kong, where she was the Regional Marketing Manager responsible for launching the Disney Channel for the Japanese market and also marketing Disney programs in China and Southeast Asia. Prior to joining Disney, Ms. Towada worked as a senior consultant for At Kearney based out of Hong Kong and for the Boston Consulting Group (BCG) in Tokyo, Japan. As a consultant, she focused on market entry strategies for Japan and Greater China for US firms representing a variety of industries including FMCG business. She holds a MBA from the Kellogg School of Management at Northwestern University and a BA from International Christian University in Japan. Ms. Towada is Japanese with Chinese heritage, bilingual in English and Japanese and fluent in Mandarin Chinese and conversational Cantonese.

There was no arrangement or understanding pursuant to which Mr. Anan and Ms. Towada were elected as a director, and there are no related party transactions between Mr. Anan and Ms. Towada and the Company. For accepting appointment as an outside director, they each received an option to purchase 200,000 shares of common stock pursuant to the Company’s 2007 Stock Option Plan at $0.39 per share, which was the adjusted closing price on July 5, 2007, the closing price on the day prior to the Compensation Committee meeting. In accordance with the 2007 Stock Option Plan, the stock options will vest quarterly over three years and expire on July 4, 2017. In addition, Ms. Towada will receive director fees of $1,700 per month.

A copy of the press release dated July 6, 2007, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press release dated July 6, 2007, which announced IA Global, Inc.’s board changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: July 6, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer